Exhibit 32.1

Written Statement of the Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. §1350

        Solely for the purposes of complying with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we hereby certify, based on our knowledge, that the Report on Form 10-Q of the Company for the quarter ended June 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kerry L. Woody
Kerry L. Woody
President and Chief Executive Officer

/s/ Wayne E. Larsen
Wayne E. Larsen
Vice President Law/Finance & Secretary

July 31, 2009